Exhibit 99.1
Industrial Enterprises of America Announces Preliminary Fourth Quarter Results of $0.20 EPS Fully Diluted
Friday September 29, 9:35 am ET

NEW YORK, Sept. 29, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:IEAM.OB - News), a specialty automotive aftermarket supplier, today announced its financial results for the fiscal fourth quarter ended June 30, 2006.

Total revenues for the quarter were approximately $15 million, an increase of over 750%, versus revenues of $1.77 million recorded in the fiscal fourth quarter ended June 30, 2005. Industrial Enterprises of America earned a net income of $2.7 million or $0.20 per diluted share for the fourth quarter as compared to a net loss of $0.52 per diluted share during the same quarter last fiscal year.

John Mazzuto, Chief Executive Officer of Industrial Enterprises of America, Inc., commented, "We are very pleased with our fourth quarter results. Despite manufacturing interruptions caused by consolidation, we were able to earn approximately $0.20 per fully diluted share. Fiscal 2006 was a remarkable year in which we achieved many milestones, including the completion of key acquisitions and subsequent operations consolidation.''

"Through management's diligent work, the Company is positioned to experience even stronger earnings growth in fiscal 2007. We expect the submission of our fiscal 2006 Annual Report with the Securities and Exchange Commission to occur within the next three business days.''

Fourth Quarter Highlights
-- Sold Springdale Specialty Plastics, a blow molding facility for automotive chemical packaging, for $2.5 million, recording a gain of $785,000
-- Completed consolidation of liquid filling operations
-- Upgraded physical plant to increase capacity by 25%

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., Headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects'', ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the ultimate consequences of Hurricane Katrina on the supply and/or distribution chain; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:

 Industrial Enterprises of America, Inc.
Investors and Public Relations:
David Zazoff
(212) 505-5976
PressReleases@Za-Consulting.net